EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 17, 1999 appearing on page 30 of the 1998 Annual Report to Shareholders of Microlog Corporation, which is incorporated by reference in Microlog Corporation's Annual Report on Form 10-K for the year ended October 31, 1999. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-2 of such Annual Report on Form 10-K.



/s/ PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP


McLean, Virginia
August 3, 1999